Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-224923 and 333-232421 on Form S-8 of our reports dated February 13, 2025, relating to the consolidated financial statements of Wyndham Hotels & Resorts, Inc. and subsidiaries and the effectiveness of Wyndham Hotels & Resorts, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP
New York, New York
February 13, 2025